UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-34094	N/A
(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2019 Notes Indenture

On October 25 2012, Offshore Group Investment Limited (“OGIL”), a wholly-owned subsidiary of Vantage Drilling Company (“Vantage” or the “Company”), issued $1.15 billion aggregate principal amount of 7.5% Senior Secured First Lien Notes due 2019 (the “2019 Notes”) under an indenture dated October 25, 2012 (the “2019 Notes Indenture”) among OGIL, the guarantors named therein (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent. Vantage used or will use the net proceeds from this offering, together with proceeds from the Term Loan (defined below), (i) to pay the total consideration relating to the Tender Offer (defined below) (ii) for general corporate purposes, including to fund the final construction payment due under the construction contract for the Tungsten Explorer drillship and (iii) to pay fees and expenses relating to the Term Loan, Tender Offer and related consent solicitation and issuance of the 2019 Notes.

In connection with the execution of the 2019 Notes Indenture, OGIL also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Guarantors, Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives of the several initial purchasers (the “Initial Purchasers”) of the 2019 Notes.

The 2019 Notes will mature on November 1, 2019 and bear interest at an annual rate of 7.5%. Interest on outstanding 2019 Notes will be payable semi-annually, in arrears, on May 1 and November 1 of each year, commencing on May 1, 2013. The 2019 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by Vantage and each of OGIL’s existing and future subsidiaries, including any existing and future subsidiaries that guarantee indebtedness under OGIL’s existing 11 1/2% Senior Secured First Lien Notes due 2015 (the “2015 Notes”), the Term Loan, or Vantage’s existing secured revolving credit agreement (the “RBC Credit Agreement”) with Royal Bank of Canada, as lender and collateral agent, and by certain of Vantage’s other subsidiaries.

The 2019 Notes and the related guarantees will be secured by a first priority security interest in the Emerald Driller, the Sapphire Driller, the Topaz Driller, the Aquamarine Driller, the Platinum Explorer, the Titanium Explorer, and upon its delivery, the Tungsten Explorer. The notes and the guarantees will also be secured by certain other assets of OGIL and the guarantors (other than Vantage) and by a pledge of the stock of OGIL and the guarantors (other than Vantage), in each case, subject to certain exceptions, permitted liens and the Amended Intercreditor Agreement described in more detail below. The 2019 Notes: (i) are OGIL’s senior secured obligations; (ii) rank equal in right of payment with OGIL’s existing and future senior indebtedness, subject to the provisions of the Amended Intercreditor Agreement; and (iii) rank senior in right of payment to all of OGIL’s existing and future subordinated indebtedness. The guarantees of each Guarantor will: (a) be senior secured obligations of that Guarantor; (b) rank equal in right of payment with all of that Guarantor’s existing and future senior indebtedness, subject to the Amended Intercreditor Agreement; and (iii) rank senior in right of payment to all of that Guarantor’s existing and future subordinated indebtedness.

On or after November 1, 2015, OGIL may redeem the 2019 Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and any additional interest on the 2019 Notes redeemed, to the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of holders of 2019 Notes on the relevant record date to receive interest on the relevant interest payment date:

For the Period Below	Percentage
On or after November 1, 2015	105.625%
On or after November 1, 2016	103.750%
On or after November 1, 2017	101.875%
On or after November 1, 2018	100.000%

Unless OGIL defaults in the payment of the redemption price, interest will cease to accrue on the 2019 Notes or portions thereof called for redemption on the applicable redemption date.

At any time prior to November 1, 2015, OGIL may, at its option, redeem up to 35% of the aggregate principal amount of the 2019 Notes, at one time or from time to time, at a redemption price equal to 107.5% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date, with the net cash proceeds of one or more equity offerings; provided that: (1) at least 65% of the aggregate principal amount of 2019 Notes originally issued under the 2019 Notes Indenture remain outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 60 days of the date of the closing of such equity offering. In addition, OGIL may, at its option, redeem some or all of the 2019 Notes at any time or from time to time prior to November 1, 2015 by paying a “make-whole” premium.

Under certain circumstances and subject to certain conditions, OGIL also has the option to redeem the 2019 Notes, in whole but not in part, at any time, at a redemption price of 100% of the aggregate principal amount of the 2019 Notes, plus any accrued and unpaid interest, if any, to the date of redemption, if OGIL or any Guarantor has become or would become obligated to pay certain amounts as a result of the imposition of withholding taxes on the 2019 Notes as a result of a change in the laws of any jurisdiction in which OGIL or any Guarantor is organized or otherwise considered by a taxing authority to be a resident for tax purposes or from or through which OGIL or any Guarantor makes a payment on the 2019 Notes or any guarantee.

Upon certain events of loss with respect to a vessel, OGIL will be required to redeem, on a pro rata basis, the 2019 Notes and certain other pari passu obligations with proceeds received in respect of such loss at a redemption price for the 2019 Notes equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.

If Vantage or OGIL experiences a change of control (as defined in the 2019 Notes Indenture), each holder of 2019 Notes will have the right to require OGIL to repurchase all or any part of its 2019 Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If OGIL or any restricted subsidiary engages in certain asset sales (other than a permitted sale of a vessel that is not a drillship), within 360 days of such sale, OGIL generally must use the net cash proceeds from such sales to repay debt, to acquire another company in its industry, to make capital expenditures or to invest in its business, or OGIL must make an offer to purchase a principal amount of the 2019 Notes equal to the excess net cash proceeds. The purchase price of each Note so purchased will be 100% of its principal amount, plus accrued and unpaid interest to the repurchase date. In the case of a permitted sale of a vessel that is not a drillship, within 180 days of such sale, OGIL generally must reinvest the net cash proceeds from such sale in another vessel. None of OGIL or any restricted subsidiary is permitted to engage in asset sales of drillships.

The 2019 Notes Indenture, among other things, limits the ability of OGIL and any restricted subsidiaries’ ability and, in certain cases, the ability of Vantage, to: (i) pay dividends, redeem subordinated indebtedness or make other restricted payments; (ii) incur or guarantee additional indebtedness or issue preferred stock; (iii) create or incur liens; (iv) incur dividend or other payment restrictions affecting restricted subsidiaries; (v) consummate a merger, consolidation or sale of all or substantially all of their assets; (vi) enter into transactions with affiliates; (vii) transfer or sell assets; (viii) engage in business other than their current business and reasonably related extensions thereof; (ix) issue capital stock of certain subsidiaries; or (x) take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the 2019 Notes and the guarantees. These covenants are subject to a number of important exceptions and qualifications set forth in the 2019 Notes Indenture.

Under the Registration Rights Agreement, OGIL and the Guarantors agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) offering to exchange a new series of freely tradable notes having substantially identical terms as the 2019 Notes (“exchange notes”) for the 2019 Notes. OGIL and the Guarantors have agreed to (i) file this registration statement for the exchange notes with the SEC within 60 days after the issuance of the 2019 Notes; (ii) use their commercially reasonable efforts to cause this registration statement to be declared effective within 150 days after the issue date of the 2019 Notes; and (iii) use their commercially reasonable efforts to close the exchange offer 30 business days after this registration statement is declared effective. In certain circumstances, OGIL may be required to file a shelf registration statement to cover resales of the 2019 Notes. The use of the shelf registration statement will be subject to certain customary suspension periods. If OGIL and the Guarantors do not meet these deadlines, OGIL will be required to pay additional interest to holders of 2019 Notes under certain circumstances.

Term Loan

On October 25, 2012, OGIL and its wholly owned subsidiary Vantage Delaware Holdings, LLC, as borrowers, and the Company and certain of its subsidiaries as guarantors, entered into a $500 million term loan agreement (the “Term Loan”) with Citibank, N.A., as administrative agent and Wells Fargo Bank, National Association as collateral agent. The Term Loan was issued at 98% of the face value and will bear interest at LIBOR plus 5%, with a LIBOR floor of 1.25%. The Term Loan has scheduled debt maturities, payable quarterly, of 5% in the first year and 10% in subsequent years with maturity in 2017 subject to extensions of maturity as may be offered by OGIL to all lenders on a pro rata basis. The Term Loan is secured by the same collateral securing the 2019 Notes.

The Term Loan includes various covenants and events of default, including covenants that, among other things, restrict the granting of liens on certain assets, restrict the incurrence of indebtedness and the conveyance of and modification to vessels, limit dividends and certain restricted payments, and require that the Company provide periodic financial reports. Indebtedness under the Term Loan is secured by a lien on certain assets of the Company, OGIL, and the Guarantors, which are substantially similar to those assets previously pledged to Wells Fargo Bank as noteholder collateral agent in connection with the 2015 Notes and the 2019 Notes.

Sixth Supplemental Indenture

On October 25, 2012, OGIL entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) which modified OGIL’s existing indenture dated as of July 30, 2010, as amended (the “2015 Notes Indenture”) relating to the 2015 Notes. The Sixth Supplemental Indenture modified the 2015 Notes Indenture to facilitate the refinancing of the 2015 Notes tendered pursuant to the Company’s tender offer (the “Tender Offer”) of $1,000,001,000 of 2015 Notes and OGIL’s entry into the Term Loan. The Sixth Supplemental also added Tungsten Explorer Company and Vantage Delaware Holdings, LLC as additional guarantors under the 2015 Notes Indenture.

Second Amendment to RBC Facility

On October 25, 2012, OGIL, as borrower, the Company, and certain of its subsidiaries, as guarantors, entered into a second amendment (the “Second Amendment”) to its existing secured revolving credit agreement dated June 21, 2012, as amended (the “Credit Agreement”) with Royal Bank of Canada, as lender and administrative agent.

The Second Amendment amends the Credit Agreement to allow for the issuance of the 2019 Notes and the entry into the Term Loan, and adjusts certain financial covenants in the Credit Agreement.

Third Amended and Restated Intercreditor Agreement

On October 25, 2012, OGIL, the Company and certain of its subsidiaries accepted and agreed to the Third Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement”) with Wells Fargo Bank, National Association in its various capacities under the Term Loan, the Credit Agreement, the 2015 Notes, and the 2019 Notes, Citibank, N.A. in its capacity as administrative agent under the Term Loan and Royal Bank of Canada in its capacity as administrative agent under the Credit Agreement. The Amended Intercreditor Agreement amends and restates the existing intercreditor agreement relating to the relative rights of the lenders under the Credit Agreement and the secured parties under the 2015 Notes. The Amended Intercreditor Agreement provides that all indebtedness under the 2015 Notes Indenture, the 2019 Notes Indenture, the Term Loan, the Credit Agreement, and certain other indebtedness that the Company may incur in the future are secured by liens which are intended to rank pari passu with each other. The Amended Intercreditor Agreement also sets forth the distribution of payments among the various creditor parties with respect to shared payments, and provides for priority of payment to the Credit Agreement secured parties from the proceeds of collateral (other than with respect to an event of loss a vessel).

The descriptions set forth in this Item 1.01 are qualified in their entirety by the 2019 Notes Indenture, Sixth Supplemental Indenture, Term Loan agreement, Second Amendment, Amended Intercreditor Agreement, and Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 with respect to the Term Loan and 2019 Notes is incorporated herein by reference.

Item 8.01. Other Events

On October 25, 2012, OGIL announced the closing of its offering of $1.15 billion aggregate principal amount of 2019 Notes, the entry into the Term Loan and the settlement of the Tender Offer of 2015 Notes. A copy of the press release announcing the closing is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Exhibit Description
4.1	Indenture dated as of October 25, 2012 by and among Offshore Group Investment Limited, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent.

4.2	Sixth Supplemental Indenture dated as of October 25, 2012 among Offshore Group Investment Limited, Vantage Drilling Company, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent.

10.1	Term Loan Agreement dated as of October 25, 2012 among Offshore Group Investment Limited and Vantage Delaware Holdings, LLC as Borrowers, the guarantors and lenders party thereto, Citibank, N.A. as Administrative Agent, and Wells Fargo Bank, National Association as Collateral Agent.

10.2	Second Amendment to Credit Agreement among Offshore Group Investment Limited, Vantage Drilling Company, the Guarantors party thereto, the lenders party thereto and Royal Bank of Canada, as Administrative Agent for the lenders.

10.3	Amended and Restated Intercreditor Agreement dated as of October 25, 2012 by and among Wells Fargo Bank, National Association, as Pari Passu Collateral Agent for the pari passu secured parties, Wells Fargo Bank, National Association, as trustee under the new indenture and as Collateral Agent for the new notes, Royal Bank of Canada as

Administrative Agent for the credit agreement, Wells Fargo Bank, National Association as collateral agent for the credit agreement secured parties, Citibank, N.A. as administrative agent for the term loan secured parties, Wells Fargo Bank, National Association as collateral agent for the term loan secured parties, and Wells Fargo Bank, National Association, as trustee under the existing indenture, and acknowledged and agreed by Offshore Group Investment Limited, Vantage Drilling Company, and the guarantors signatory thereto.

10.4	Registration Rights Agreement dated as of October 25, 2012 by and among Offshore Group Investment Limited, the guarantors party thereto, Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives of the initial purchasers.

99.1	Press Release dated October 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY

Date: October 29, 2012	By:	/s/ Douglas G. Smith
Douglas G. Smith Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description
4.1	Indenture dated as of October 25, 2012 by and among Offshore Group Investment Limited, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent.

4.2	Sixth Supplemental Indenture dated as of October 25, 2012 among Offshore Group Investment Limited, Vantage Drilling Company, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent.

10.1	Term Loan Agreement dated as of October 25, 2012 among Offshore Group Investment Limited and Vantage Delaware Holdings, LLC as Borrowers, the guarantors and lenders party thereto, Citibank, N.A. as Administrative Agent, and Wells Fargo Bank, National Association as Collateral Agent.

10.2	Second Amendment to Credit Agreement among Offshore Group Investment Limited, Vantage Drilling Company, the Guarantors party thereto, the lenders party thereto and Royal Bank of Canada, as Administrative Agent for the lenders.

10.3	Amended and Restated Intercreditor Agreement dated as of October 25, 2012 by and among Wells Fargo Bank, National Association, as Pari Passu Collateral Agent for the pari passu secured parties, Wells Fargo Bank, National Association, as trustee under the new indenture and as Collateral Agent for the new notes, Royal Bank of Canada as Administrative Agent for the credit agreement, Wells Fargo Bank, National Association as collateral agent for the credit agreement secured parties, Citibank, N.A. as administrative agent for the term loan secured parties, Wells Fargo Bank, National Association as collateral agent for the term loan secured parties, and Wells Fargo Bank, National Association, as trustee under the existing indenture, and acknowledged and agreed by Offshore Group Investment Limited, Vantage Drilling Company, and the guarantors signatory thereto.

10.4	Registration Rights Agreement dated as of October 25, 2012 by and among Offshore Group Investment Limited, the guarantors party thereto, Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives of the initial purchasers.

99.1	Press Release dated October 25, 2012.